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                                                   EXHIBIT 23.5


                          CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-1 Registration Statement on Form S-3 of U.S. Office Products Company of our report dated June 26,1996, relating to the financial statements of American Loose Leaf/Business Products, Inc., which appear in the Current Reports on Form 8-K, dated July 16, 1996 and September 23, 1996 of U.S. Office Products Company. We also consent to the reference to us under the caption "Experts" in the Registration Statement.


St. Louis, Missouri
September 23, 1996                     /s/ Swink Fiehler & Hoffman